Exhibit 10.32

                           SE G. MARTIN SECURITIES LLC


                                  March 9, 2001


Mr.  Angelo  Tulle
Chairman
YP.NET,  INC.
4840  East  Jasmine  Street,  Suite  105
Mesa,  Arizona  85205

Dear  Mr.  Tullo:


This will confirm the arrangements, terms and conditions pursuant to which S.G. Martin Securities LLC ("Advisor") has been retained to serve as an investment banker to YP.NET, INC. (the "Company") for a one (l}year period commencing on the date hereof, subject to the termination provisions set forth in Paragraph 2 hereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following terms and conditions:

     1.   Duties  of  Advisor.  Advisor  shall, as more fully set forth below in
          -------------------
          this Paragraph 1, assist the Company in formulating, initiating and implementing the Company's strategic business and capital formation plans and programs. Without limiting the generality of the foregoing, Advisor agrees to:

          (a) undertake, in conjunction with the Company, an evaluation and analysis of the business operations; strategic business plan; corporate, capital and shareholder structures; management (and together with the Company's Board of Directors, "Management"); financial condition; prospects; and capital requirements of the Company;

          (b) assist the Company in its presentation to the brokerage community and the introduction to security firms and brokers other than S.C Martin;

          (c)  assist  in  preparation  and  filing  of  Form  15C2-ll;

          (d) develop the capital formation strategy and program necessary to fund and facilitate the Company's strategic plan and, assist the Company in effectuating the specific financing, business combination, or series of transactions (Individually the "Transaction" and together the "Transactions")determined pursuant to discussions between the Company and Advisor; and

          (e) be available on request, on appropriate notice, to meet with the Company's Management and/or Board of Directors to discuss, as appropriate, the Company's strategic plan and a Transaction.

1025  OLD COUNTRY ROAD, SUITE 302N WESTBURY, NY 11590  TEL. (800) 563-0090  TEL.
(516)  869-090O  FAX  (516)  869-1244


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     The  services  described  in Paragraph 1 may be rendered by Advisor without any direct supervision by the Company and at such time and place in such manner (whether by conference, telephone, letter or otherwise) as Advisor may reasonably determine.

     2.   Term.  The  term of Advisor's engagement hereunder shall extend for up
          ----
          to twelve (12) months commencing on the date hereof (the "Term"), however; can be terminated by either party upon 60 days written notice.

     3.   Compensation  and Expense Reimbursement.
          ---------------------------------------

               (a) A non-refundable retainer of $12,500.00 and 25,000 shares of common stock payable and issued to S.G. Martin Securities no later than 10 days after the execution of this Agreement;

               (b) $5,000.00 per month due on the first of each month, commencing from the 1st month proceeding the execution of this Agreement and continuing monthly thereafter, for the term of this Agreement with the final 2~ month's payments to be deducted from the retainer;

               (c) A warrant, to vest quarterly during the term of this Agreement, to purchase 50,000 shares of common stock of the Company at an exercise price of $0.50 per share. (All warrants issued to S.G. Martin Securities pursuant to the terms of this Agreement shall be exercisable for a period of five (5) years and have demand and piggy-back registration rights). As approved by the Board; and

               (d) Advisor shall be promptly reimbursed for all reasonable out-of-pocket expenses incurred in connection with its engagement hereunder not to exceed $500.00 without prior approval.

     4.   No  Agency Authority. The Advisor shall have and shall not hold itself
          --------------------
          out as having any authority to act as agent for the Company or bid it in any way.


     5.   Company's  Responsibilities,  Representations  and  Warranties.
          ----------------------------------------------------------------

          In connection with S.G. Martin Securities engagement, the Company will furnish S.G. Martin Securities with any information concerning the Company that S.C Martin Securities reasonable deems appropriate and will provide S.G. Martin Securities with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to S.G. Martin Securities that all such information concerning the Company, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to S.G. Martin Securities that any financial projections or forecasts provided to S.G. Martin Securities are "forward looking statements" as that term is used in Section 21E of the Securities Exchange Commission Act of 1934 and represent the best currently available estimates by the management of the Company of the future financial performance by the Company (or its business) and are based upon reasonable assumptions. The Company acknowledges and agrees that S.G. Martin Securities will be using and relying upon such information supplied by the Company and its officers, agents and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by S.G. Martin Securities of the Company or its business or assets; and

     6.   Available  Time.  Advisor shall make available such time as it, in its
          ---------------
          reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

     7.   Relationship.  Nothing  herein shall constitute Advisor as an employee
          ------------
          or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

     8.   Confidentiality  Relating  to  this Agreement. Neither the Company nor
          ---------------------------------------------
          Advisor shall disclose (except to its partners, accountants and attorneys), without specific consent from the other party, any information relating to this Agreement or any Transactions contemplated hereby, including without limitation, the existence of this Agreement.


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     9.   Assignment. This agreement shall not be assignable by any party except
          ---------
          to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent Is required.

     10.  Amendment.  This  Agreement  may  not be amended or modified except in
          ---------
          writing  signed  by  both  parties.

     11.  Governing  Law.  This  Agreement shall be deemed to have been made and
          -------------
          delivered in New York City, and both this agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of New York.

Advisor is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.



                                  Very  truly  yours,

                                  S.G.  MARTIN  SECURITIES  LLC


                                  By:  /s/  Stephen J. Drescher
                                     ----------------------------------
                                       Stephen  J.  Drescher
                                       Director  of  Corporate  Finance



AGREED  AND  ACCEPTED  AS  OF
THE  DATE  FIRST  ABOVE  WRITTEN:

YP.NET,  INC.


By:  /s/  Angelo Tullo
----------------------------------
   Angelo  Tullo  Chairman


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